UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  July 30, 2003
                Date of Report (Date of earliest event reported)

                             AMERICAN BILTRITE INC.
             (Exact name of registrant as specified in its charter)

                         Commission File Number: 1-4773

           Delaware                                           04-1701350
(State or other jurisdiction                                (IRS Employer
      of incorporation)                                   Identification No.)

                                 57 River Street
                    Wellesley Hills, Massachusetts 02481-2097
                     (Address of principal executive office)
       Registrant's telephone number, including area code: (781) 237-6655

                                 Not Applicable
          (Former name or former address, if changed since last report)
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Item 5: Other Events

On July 31, 2003, American Biltrite Inc.'s (the "Company") majority-owned subsidiary Congoleum Corporation ("Congoleum") issued a press release announcing that as part of its strategy to resolve its asbestos liabilities, it is seeking bondholders' approval of certain amendments to the indenture (the "Indenture") governing Congoleum's 8 5/8% Senior Notes due 2008 (the "Senior Notes"). That solicitation is being made upon the terms and is subject to the conditions set forth in the Congoleum Consent Solicitation Statement dated July 30, 2003 and related documents. A copy of the Congoleum Consent Solicitation Statement dated July 30, 2003 is attached hereto as Exhibit 99.1.

It is expected that pursuant to Congoleum's anticipated pre-packaged Chapter 11 plan of reorganization, the Company would receive certain relief as may be afforded under section 524(g)(4) of the United States Bankruptcy Code of 1978, as amended, from personal injury asbestos claims that derive from claims made against Congoleum, which claims are expected to be channeled to the trust established upon consummation of Congoleum's confirmed pre-packaged Chapter 11 plan of reorganization (the "Plan Trust"). The Company and Congoleum do not expect that any other asbestos claims that may be asserted against the Company would be channeled to the Plan Trust.

Pursuant to the terms of Congoleum's anticipated pre-packaged Chapter 11 plan of reorganization, the Company expects to pledge all of the shares of Congoleum stock that it owns, together with any other equity interests and rights the Company may own or hold in Congoleum, as of the later of June 30, 2005 and the last trading day of the 90 consecutive trading day period commencing on the first anniversary of the effective date of Congoleum's confirmed pre-packaged Chapter 11 plan of reorganization (the "Principal Adjustment Date") pursuant to the terms of a pledge agreement (the "Pledge Agreement"), which pledge will serve as collateral securing Congoleum's obligations under a promissory note that it expects to contribute to the Plan Trust (the "Congoleum Note").

The Company expects that the principal amount of the Congoleum Note will be originally in the amount of $2,738,234.75 (the "Original Principal Amount") and will be subject to increase as of the Principal Adjustment Date in an amount equal to the excess, if any, of the amount by which 51% of Congoleum's market capitalization as of the Principal Adjustment Date, based upon (subject to certain exceptions) the total number of shares of Congoleum's common stock outstanding as of such date multiplied by the average of the closing trading prices of Congoleum's Class A common stock for the 90 consecutive trading days ending on the Principal Adjustment Date, exceeds the Original Principal Amount (the "Additional Principal Amount"), plus any accrued but unpaid interest or other amounts that may be added to such principal amount pursuant to the terms of the Congoleum Note. The Company expects that interest on outstanding principal of the Congoleum Note will accrue at a rate of 9% per annum. The Company expects that interest on the Original Principal Amount will accrue and be payable quarterly and that interest on the Additional Principal Amount will accrue quarterly and be added to the Additional Principal Amount as additional principal. The Company expects that upon the earlier of August 1, 2008 and the date that all of the Senior Notes

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are repaid in full, interest on the then outstanding Additional Principal Amount will then accrue and be payable quarterly.

The Company further expects that all principal on the Congoleum Note then outstanding together with any accrued but unpaid interest will be payable in full by Congoleum on the tenth anniversary of the date of the Congoleum Note, subject to the right of the Plan Trust to accelerate all amounts then owed on the Congoleum Note following an uncured event of default under the Congoleum Note. The Company expects that events of default under the Congoleum Note would include the failure to pay interest and principal prior to the expiration of a 10-day grace period following the applicable due date, the occurrence of an event of default under the Indenture, the breach by Congoleum of any covenant or agreement contained in the Congoleum Note which remains uncured 30 days following notice by the Plan Trust to Congoleum and the Company of the breach and a material breach of the Pledge Agreement by the Company which remains uncured 30 days following notice by the Plan Trust to the Company and Congoleum of the breach. The Company expects that the terms of the Congoleum Note would provide that, upon the occurrence of an event of default under the Congoleum Note, Congoleum and the Company would have 10 days from the date they receive notice that an event of default has occurred to cure the event of default. The Company further expects that the Congoleum Note would provide that, if the event of default remains uncured after the 10-day cure period, the aggregate outstanding principal amount of the Congoleum Note together with any accrued but unpaid interest thereon would become immediately due and payable by Congoleum if the event of default relates to an uncured event of default of the Indenture, and with regard to other events of default of the Congoleum Note, the Plan Trust may, upon notice to Congoleum and the Company, declare the aggregate outstanding principal amount of the Congoleum Note together with any accrued but unpaid interest thereon to be immediately due and payable by Congoleum. The Company further expects that the Plan Trust's rights to payment under the Congoleum Note will be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Senior Notes and Congoleum's credit facility, except that regularly scheduled interest payments under the Congoleum Note are expected to be payable by Congoleum so long as no default or event of default has occurred or is continuing under the Indenture or Congoleum's credit facility.

The Company further expects that, in addition to the pledge of Congoleum stock and equity rights, as additional security under the Congoleum Note, the Congoleum Note, the Pledge Agreement and the anticipated terms of Congoleum's pre-packaged Chapter 11 plan of reorganization would also provide that the Plan Trust would not be obligated to pay the Company pursuant to any rights of indemnity that the Company may have against the Plan Trust for asbestos-related claims pursuant to Congoleum's pre-packaged Chapter 11 plan of reorganization or a certain Joint Venture Agreement from 1992 that both the Company and Congoleum were parties to (as amended, the "Joint Venture Agreement") until after any amounts due and payable under the Congoleum Note have been paid in full to the Plan Trust. Until such time, any such payments that would otherwise have been payable to the Company pursuant to that right of indemnity, would be set aside by the Plan Trust and held in escrow by the Plan Trust for the Company's benefit and pledged by the Company as additional collateral securing Congoleum's obligations under the Congoleum Note until released from such escrow and paid to the Company, as further
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provided under Congoleum's anticipated pre-packaged Chapter 11 plan of reorganization, the Congoleum Note and the Pledge Agreement.

The Company further expects that the Congoleum Note, the Pledge Agreement and Congoleum's pre-packaged Chapter 11 plan of reorganization would also provide that Congoleum would be prohibited from making any payments to the Company pursuant to any rights of indemnity that the Company may have against Congoleum for claims pursuant to the Joint Venture Agreement until after any amounts due and payable under the Congoleum Note have been paid in full to the Plan Trust. Until such time, any such payments that would otherwise have been payable to the Company pursuant to that right of indemnity, would be paid by Congoleum to the Plan Trust and the Plan Trust would set aside and hold in escrow such amounts for the Company's benefit and the Company will pledge such amounts as additional collateral securing Congoleum's obligations under the Congoleum Note until paid to the Company, as further provided under Congoleum's anticipated pre-packaged Chapter 11 plan of reorganization, the Congoleum Note and the Pledge Agreement.

The Company expects that the Company would be allowed to prepay the principal amount of the Congoleum Note, in whole but not in part, without any penalty or premium at any time following the Principal Adjustment Date and that any interest that may have accrued but not yet been paid at the time of any principal repayment would be due and payable at the time of the principal repayment. The Company expects that Congoleum would be obligated to repay the Company for any amounts paid by the Company pursuant to the Congoleum Note, which repayment obligation would by evidenced by a promissory note or notes to be issued by Congoleum to the Company. It is expected that any such note would have similar payment terms as those expected to be afforded to the Plan Trust with regard to the Congoleum Note, which rights of repayment are expected to be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable to the Plan Trust with regard to the Congoleum Note and with regard to amounts owing and payable pursuant to the Senior Notes, except that the right of full subordination with regard to the Senior Notes would contain an exception that would allow Congoleum to make regularly scheduled interest payments to the Company pursuant to any such note so long as no default or event of default has occurred or is continuing under the Indenture or Congoleum's credit facility.

It is further expected that if the Company prepaid the Congoleum Note and the Company sold all or substantially all of the shares of Congoleum's stock held by the Company as of the Principal Adjustment Date during the three-year period following such date, the Company would be obligated to make a contribution to the Plan Trust if the equity value of Congoleum implied by the price paid to the Company for the shares of Congoleum's stock exceeded the greater of the Original Principal Amount or 51% of Congoleum's market capitalization as of the Principal Adjustment Date, based upon (subject to certain exceptions) the total number of shares of Congoleum's common stock outstanding as of such date multiplied by the average of the closing trading prices of Congoleum's Class A common stock for the 90 consecutive trading days ending on the Principal Adjustment Date. In such instance, it is expected that the Company would be obligated to pay to the Plan Trust an amount equal to 50% of such excess amount. Under the expected terms of Congoleum's pre-packaged Chapter 11 plan of reorganization, Congoleum would be obligated to repay the Company for any amounts paid by the Company to the Plan Trust pursuant to this obligation. In satisfaction of Congoleum's repayment obligation it would owe to the Company, it is expected that Congoleum would issue a promissory note to the Company in a principal amount equal to the amount of any such payments made by the Company plus any accrued but unpaid interest or other amounts that may be added to such principal amount pursuant to the terms of the promissory note which would be subordinate and subject in right of payment to the prior payment in full of all amounts owing and payable pursuant to the Senior Notes and Congoleum's credit facility, except that regularly scheduled interest payments could be paid on such note so long as no default or event of default has occurred or is continuing under the Indenture or Congoleum's credit facility.

The Company has previously disclosed that its goal was to have all current and future asbestos claims that may be asserted against it channeled to the Plan Trust. At the present time, Congoleum's pre-packaged Chapter 11 plan of reorganization will not provide relief to the Company for all asbestos claims that may be asserted against it and will not include an assignment of the Company 's insurance policies to the Plan Trust. The Company has not abandoned its goal of obtaining that relief at a future time if circumstances change so that the Company and Congoleum believe that the Company could attain the Company's desired channeling relief without posing significant risks to the success of Congoleum's plan of reorganization or the Company, its insurance coverage and its business. Both the Company and Congoleum, however, presently believe that it is unlikely that the Company will be successful in realizing its goal in this regard, and the Company is not actively pursuing this goal at this time.

Item 7: Financial Statements, Pro Forma Financial Information And Exhibits

(c) Exhibits.

      99.1    Congoleum Consent Solicitation Statement dated July 30, 2003

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              AMERICAN BILTRITE INC.


Date: August 1, 2003                       By /s/ Howard N. Feist III
                                              --------------------------------
                                              Howard N. Feist III
                                              Chief Financial Officer
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                                  Exhibit Index

Exhibit
Number    Description

  99.1    Congoleum Consent Solicitation Statement dated July 30, 2003